UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): April 15,  2013 (April 15, 2013)

MACK-CALI REALTY CORPORATION

(Exact Name of Registrant as Specified in Charter)

Maryland	1-13274	22-3305147
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

MACK-CALI REALTY, L.P.

(Exact Name of Registrant as Specified in Charter)

Delaware	333-57103	22-3315804
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 Thornall Street, Edison, New Jersey,	08837-2206
(Address of Principal Executive Offices)	(Zip Code)

(732) 590-1000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01               Other Events.

On April 15, 2013, Mack-Cali Realty Corporation (the “General Partner”), the general partner of Mack-Cali Realty, L.P. (the “Operating Partnership”), announced that its Board of Directors intends to reduce its second quarter common stock dividend from the current $0.45 per common share to $0.30 per common share.  This new quarterly dividend rate indicates an annual rate of $1.20 per common share.  It is anticipated that the declaration of the General Partner’s second quarter dividend will occur at the Board of Directors’ meeting on May 15, 2013.

In connection with the anticipated change in the General Partner’s dividend rate, the General Partner issued a press release on April 15, 2013 which is incorporated herein by reference.

Item 9.01               Financial Statements and Exhibits.

In connection with the foregoing, the General Partner and the Operating Partnership hereby file the following documents:

(d)  Exhibits

Exhibit No.	Description

99.1	Press Release of Mack-Cali Realty Corporation dated April 15, 2013.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MACK-CALI REALTY CORPORATION

Dated: April 15, 2013	By:	/s/ Mitchell E. Hersh
Mitchell E. Hersh
President and Chief Executive Officer

MACK-CALI REALTY, L.P.

	By:	Mack-Cali Realty Corporation,
its general partner

Dated: April 15, 2013	By:	/s/ Mitchell E. Hersh
Mitchell E. Hersh
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release of Mack-Cali Realty Corporation dated April 15, 2013.